Exhibit 10.3

SECURITIES EXCHANGE AND NOTE PURCHASE AGREEMENT

This Debt Exchange Agreement and Release (this “Agreement”) is made and entered into as of __, 2018 (the “Effective Date”), by and among BioHiTech Global, Inc., a Delaware corporation (“BHTG”), BioHiTech America LLC, a Delaware limited liability company (“BHTA”) wholly owned by BHTG (BHTG and BHTA collectively and individually referred to as the “Company”) and Frank E. Celli (the “Creditor”).

BACKGROUND

WHEREAS, the Company is indebted to the Creditor in the amounts as of the dates set forth on the attached Exhibit A hereto (the “Obligations”);

WHEREAS, the Company, together with certain of its Subsidiaries, intends to enter into a Note Purchase and Security Agreement (the “Purchase Agreement”) with Michaelson Capital Special Finance Fund II, L.P. (the “Lender”) whereby, pursuant to the terms of the Purchase Agreement, the Lender is requiring the Creditor reduce any and all indebtedness from the Company to Two Million Dollars ($2,000,000) (the “Debt Redemption”);

WHEREAS, in order to effectuate the Debt Reduction, the Company has requested the Creditor exchange a portion of the Obligations in the amount of Four Million Dollars ($4,000,000) (the “Debt”) in consideration for 400,000 shares (the “Exchange Shares”) of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), which is convertible into the BHTG common stock, par value $0.0001 per share (the “Common Stock”) and warrants (the “Warrants”) as fully described in the Common Stock Purchase Warrant, to acquire up to 50% of the number of shares of Common Stock into which the Preferred Stock is convertible (the “Warrants Shares”). The Exchange Shares, Preferred Stock and Common Stock, Warrants, Warrant Shares and the “Note” (as that term is defined herein) are collectively referred to herein as the “Securities”;

WHEREAS, in addition to the Securities, the Company shall issue and sell to Creditor a promissory note in the principal amount of Two Million Dollars ($2,000,000) (the “Note”).

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Securities Exchange, Purchase and Sale.

(a) Exchange of Debt. Subject to the terms and conditions herein, the Creditor agrees to accept the Exchange Shares and the Warrants in the form attached hereto as Exhibit A, in full satisfaction of the Company’s obligation to repay the Debt. The Company agrees to issue the Exchange Shares and Warrants to the Creditor promptly following the execution of this Agreement.

(b) Issuance of Note. Subject to the terms and conditions herein, the Company hereby agrees to issue to Creditor, and the Creditor hereby agrees to receive from the Company the Note in the form of Exhibit B attached hereto as a modification of the unpaid portion of the obligation which remains unpaid and is not the Debt being exchanged for the Securities as set forth herein.

(c) Exempt Issuance. The Company and the Creditor are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D promulgated thereunder, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

2. Representations of Creditor. Creditor represents and warrants to the Company:

(a) That the Debt is a valid obligation, due and payable to the Creditor as of the Effective Date.

(b) The Creditor is an individual person or persons or is duly incorporated, organized or otherwise formed, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or otherwise formed.

(c) The Creditor has the requisite power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof and the execution, delivery and performance of this Agreement by the Creditor and no further consent or authorization of the Creditor, its Board of Directors or its shareholders, members or other interest holders is required.

(d) This Agreement has been duly executed by the Creditor and constitutes a legal, valid and binding obligation of the Creditor enforceable against the Creditor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

(e) The Creditor is not required to give any notice to, make any filing, application or registration with, obtain any authorization, consent, order or approval of or obtain any waiver from any person or entity in order to execute and deliver this Agreement or to consummate the transactions contemplated hereby.

(f) Neither the execution and the delivery by the Creditor of this Agreement, nor the consummation by the Creditor of the transactions contemplated hereby, will (a) violate any law, rule, injunction, or judgment of any governmental agency or court to which the Creditor is subject or any provision of its charter, bylaws, trust agreement, or other governing documents or (b) conflict with, result in a breach of, or constitute a default under, any agreement, contract, lease, license, instrument, or other arrangement to which the Creditor is a party or by which the Creditor is bound or to which any of its assets is subject.

(g) The Creditor is acquiring the Exchange Shares for its own account and not with a present view toward the public sale or distribution thereof.

(h) The Creditor is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Creditor hereby represents and warrants that, either by reason of the Creditor’s business or financial experience or the business or financial experience of the Creditor’s advisors (including, but not limited to, a “purchaser representative” (as defined in Rule 501(h) promulgated under Regulation D), attorney and/or an accountant each as engaged by the Creditor at its sole risk and expense) the Creditor (a) has the capacity to protect its own interests in connection with the transaction contemplated hereby and/or (b) the Creditor has prior investment experience, including investments in securities of privately-held companies or companies whose securities are not listed, registered, quoted and/or traded on a national securities exchange, to the extent necessary, the Creditor has retained, at its sole risk and expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Debentures hereunder; if an entity, the Creditor was not formed for the sole purpose of purchasing the Debentures.

(i) The Creditor agrees, acknowledges and understands that the Creditor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by the Creditor or its advisors. The Creditor represents and warrants that the Creditor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Creditor agrees, acknowledges and understands that neither such inquiries nor any other due diligence investigation conducted by the Creditor or any of its advisors or representatives modify, amend or affect the Creditor’s right to rely on the Company’s representations and warranties contained herein.

(j) The Creditor agrees, acknowledges and understands that:

(i) the Securities have not been and, except as set forth herein, are not being registered under the Securities Act or any applicable state securities or “blue sky” laws. Consequently, the Creditor may have to bear the risk of holding the Securities for an indefinite period of time because the Securities may not be transferred unless: (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act; (ii) the Creditor has delivered to the Company an opinion of counsel reasonably acceptable to the Company and its counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Securities are sold or transferred pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”);

(ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder; and

(iii) except as set forth in herein, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities or “blue sky” laws or to comply with the terms and conditions of any exemption thereunder.

(k) The Creditor agrees, acknowledges and understands that the Securities will bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

THESE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(l) The Creditor has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Creditor hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of the Creditor hereunder.

3. Representations by BHTG and BHTA.

(a) Each of BHTG and BHTA is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither BHTG or BHTA is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of BHTG and BHTA is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, does not have and would not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any material agreement to which BHTG or BHTA is a party (a “Material Agreement”), (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of BHTG or BHTA, or (iii) a material adverse effect on ability of BHTG or BHTA to perform in any material respect on a timely basis its Obligations under any Material Agreement (any of (i), (ii), or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its Obligations hereunder. The execution and delivery of each of the Agreement by BHTG and BHTA and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of BHTG and BHTA and no further action is required by BHTG and BHTA, the Board of Directors the Managing Members or the equity holders of BHTG or BHTA in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by BHTG and BHTA and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against BHTG and BHTA in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) The execution, delivery and performance of the Agreement by BHTG and BHTA and the consummation by BHTG and BHTA of the other transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the certificate or articles of incorporation, bylaws or other organizational or charter documents, of BHTG or BHTA or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(d) Neither BHTG or BHTA is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by BHTG or BHTA of this Agreement.

(e) The Securities acquired under this Agreement, will be duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by BHTG other than restrictions on transfer provided for herein.

4. Releases by Creditor. Except as set forth herein, the Creditor fully and forever releases, discharges and acquits BHTG and BHTA and its respective officers, directors, stockholders, employees, predecessors and successors in interest, assigns, attorneys and agents of each of the foregoing from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract or warranty, duty or relationship, acts, omissions, or liability of any type, kind, nature, description or character whatsoever, whether now known or unknown, whether liquidated or unliquidated, which arise out of or in connection with the Debt or any agreement or other arrangement governing or related thereto.

5. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral or written between the parties hereto. No modification or amendment of any of the terms, conditions or provisions herein may be made otherwise than by written agreement signed by the parties hereto.

6. Miscellaneous.

(a) Governing Law; Jurisdiction.  This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated this Agreement shall be commenced in the state and federal courts sitting in the City of New York, County of New York (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

(b) Counterparts; Electronic Signatures.  This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties.  This Agreement, once executed by a party, may be delivered to the other parties hereto by (e.g. electronic submission, facsimile transmission or e-mail of a copy of this Agreement bearing the signature of the party so delivering this Agreement).

(c) Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

(d) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e) Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Subscriber and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(f) Entire Agreement; Amendments.  This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.  Except as set forth in herein, no provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(g) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to Company, to:

BioHiTech Global, Inc.

80 Red Schoolhouse Road, Suite 101

Chestnut Ridge, NY 10977

Attention: Brian C. Essman, CFO

Email: bessman@biohitech.com

With a copy by fax only to (which copy shall not constitute notice):

Kane Kessler, P.C.

666 Third Avenue

New York, New York 10019

Attn: Peter Campitiello, Esq.

Email: pcampitiello@kanekessler.com

facsimile: 212-245-3009

If to Creditor, to:

(h) Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns.  The Creditor acknowledges that the Company may assign this Agreement and any rights or obligations hereunder without the prior written consent of the Creditor and the Creditor may not assign this Agreement or any rights or obligations hereunder upon the Closing without the prior written consent of the Company.

(i) Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j) Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Waiver.  It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

(l) Other Documents.  The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

(m) Waiver of Jury Trial.  In any action, suit or proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waive forever trial by jury.

The parties have duly executed this Agreement as of the Effective Date.

COMPANY	CREDITOR

BIOHITECH GLOBAL, INC.	FRANK E. CELLI

By:
Name: Brian C. Essman
Title: Chief Financial Officer and Treasurer

BIOHITECH AMERICA, LLC

By:
Name: Brian C. Essman
Title: Chief Financial Officer and Treasurer

EXHIBIT A

Creditor	Date of Debt	Original Principal Amount	Interest	Total Amount
Frank E. Celli, Fourth Amended and Restated Secured Promissory Note dated February 1, 2017 with BHTA	Through Effective Date	$4,500,000.00	Interest shall remain separate and payable, together with monthly compounding interest rate of 10.25% based on a 360 day year, upon maturity of the Note following this agreement	$863,212.62	*
Monetary advances to the Company from Frank E. Celli	Through Effective Date	$544,477.00	Interest shall remain separate and payable, together with monthly compounding interest rate of 10.25% based on a 360 day year, upon maturity of the Note following this agreement	$146,292.23	*

*Interest accrued as of December 31, 2017, additional interest accrued from January 1, 2018 through the Effective Date shall be added to the indicated balances.

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